SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             DELICIOUS BRANDS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                   06-1255882
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


2070 Maple Street, Des Plaines, Illinois                60018
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(Address of Principal Executive Offices)             (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box./ /

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/



Securities  Act  registration  statement file number to which this form relates:
333-50771
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Securities to be registered pursuant to Section 12(b) of the Act:



           Title of each class                    Name of Each Exchange on Which
           to be so registered                    Each Class is to be Registered
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Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $.01 PAR VALUE PER SHARE
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                                (Title of Class)


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                                (Title of Class)

ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.

                  Incorporated herein by reference are the descriptions of the Registrant's Common Stock and related matters set forth under the headings "Description of Capital Stock" and "Dividend Policy," respectively, in the Registrant's Registration Statement on Form S-1 (File No. 333-50771), filed with the Securities and Exchange Commission (the "Registration Statement").



ITEM 2.           EXHIBITS.



         Exhibit

         3.1 Certificate of Incorporation, as amended, of the Registrant.(1)

         3.1.1 Amended and Restated Certificate of Incorporation of the Registrant.(1)

         3.1.2 Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock.(1)

         3.2               Bylaws, as amended, of the Registrant.(1)

         4.1               Specimen Certificate of Registrant's Common Stock.(2)

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(1)      Incorporated  by reference to the exhibit of the same number  contained in the Registration Statement and exhibits thereto.

(2)      Filed herewith.



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
                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 5, 1998                           DELICIOUS BRANDS, INC.



                                                  By:/S/ MICHAEL J. KIRBY
                                                     --------------------------
                                                       Name: Michael J. Kirby
                                                       Title:President & Chief
                                                             Executive Officer


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